FIFTH AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

          THIS FIFTH AMENDMENT TO SECOND LIEN CREDIT AGREEMENT, dated as of July 1, 2008 (this “Amendment”), is by and among BUTLER SERVICE GROUP, INC., a New Jersey corporation (the “Borrower”), certain financial institutions party to the Credit Agreement referred to below (the “Lenders”), and MONROE CAPITAL MANAGEMENT ADVISORS LLC, in its capacity as agent for the Lenders (“Agent”).

BACKGROUND

          A.          Borrower, the Lenders, Agent and the other Credit Parties signatory thereto, are parties to that certain Second Lien Credit Agreement dated as of August 29, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

          B.          The Borrower, the Agent and the Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

AGREEMENT

          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

          SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

          SECTION 2. AMENDMENTS. Upon the Effective Date, the following provisions will be amended as set forth below:

(a) Section 1.5(a) is amended in its entirety to read as follows:

                              (a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, (i) in cash on the outstanding principal amount thereof (as increased by the Amount as described below) at a rate equal to the greater of (A) the Index Rate plus seven percent (7%) per annum or, at the election of Borrower, the applicable LIBOR Rate plus eight percent (8%), and (B) the applicable rate payable by the Borrower under Section 1.5(a) of the First Lien Credit Agreement plus two percent (2%) per annum, and (ii) in kind on (and thereby increase) the outstanding principal amount of the Loans (as such principal amount is increased from time to time) at a rate of two percent (2.0%) per annum (the “PIK Interest”); provided that, in either case, (a) any amount of PIK Interest (such amount, a “PIK Amount”) shall be added to the outstanding principal balance of the Loans on each Interest Payment Date, and (b) thereafter, for all purposes under this Agreement, references to Loans shall include any PIK Amount that has been added to the outstanding principal balance of the Loans and such PIK Amount shall accrue interest as provided in this Section 1.5(a).

                    (b)          Section 1.9(d) of the Credit Agreement is deleted in its entirety.

                    (c)          clauses (b) and (c) of Section 6.8 of the Credit Agreement are amended and restated as follows:

“(b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a sales price not exceeding $50,000 in any single transaction or $100,000 in the aggregate in any Fiscal Year and (c) the sale of the Montvale Property, provided that any proceeds thereof are applied as required by Section 1.3(b)(ii).”

                    (d)          Section 6.14 of the Credit Agreement is amended by deleting clause (g) thereof in its entirety, deleting the word “and” immediately following clause (f) thereof and inserting in lieu thereof a “.” and by amending and restating clause (f) thereof to read:

          “(f) [Intentionally Omitted].”

                    (e)          Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                          6.20          Borrowing Availability. Commencing July 17, 2008 and continuing until the Term Loan B Maturity Date, Borrower shall not allow the “Borrowing Availability” (as defined in the First Lien Credit Agreement) to be less than the minimum amounts of Borrowing Availability for the periods set forth in Section 1.9(d) of the First Lien Credit Agreement as in effect on the Fifth Amendment Effective Date for more than 5 consecutive days; provided, that if Borrower has Borrowing Availability of at least the amount required by Section 1.9(d) of the First Lien Credit Agreement as in effect on the Fifth Amendment Effective Date on September 30, 2008, no minimum amount of Borrowing Availability shall be required during the period from October 1, 2008 to October 15, 2008.

                    (f)          A new Section 6.23 of the Credit Agreement is added as follows:

                         6.23         Actions in Furtherance of Increased Liquidity. The Borrower and the other Credit Parties, with the assistance of the Investment Banker, shall endeavor to effect a transaction or take other steps to increase liquidity to the extent necessary to avoid a breach of Section 8.1(n) and shall strictly and timely comply with each and every one of the following additional covenants regarding such process, the failure to do so constituting an immediate Event of Default as of such date:

(i) On or before July 15, 2008, the Credit Parties shall have retained the Investment Banker;

                         (ii)           From and after the date hereof until the Liquidity Test Date, management of the Credit Parties and the Investment Banker shall conduct a weekly (or more often as may be reasonably requested by the Agent at any time) telephonic meeting to be attended by the respective management representatives of the Credit Parties, the Lenders and their respective representatives, and the Investment Banker, at which meeting the Credit Parties and the Investment Banker shall present an update on the process (including an assessment of any proposed steps to increase liquidity); and

                          (iii)          From and after the date hereof, the Credit Parties irrevocably authorize, and shall cause, the Investment Banker to: (A) disclose fully and promptly to the Agent and the Lenders and their respective representatives all material developments in connection with the efforts of the Credit Parties and the Investment Banker described in this Section, and (B) after consultation with the Borrower, respond to the inquiries of the Agent and the Lenders and their respective representatives concerning any and all matters relating to the steps proposed to be taken to increase liquidity;

provided, however, that no disclosure shall be required under clauses (ii) or (iii) hereof which would be inconsistent with a reasonable, good faith determination by the officers of the Borrower or any other Credit Party that such disclosure would violate the fiduciary duties of the officers of the Borrower or such other Credit Party.

                    (g)           Section 8.1 of the Credit Agreement is amended by inserting a new clause (n) at the conclusion thereof as follows:

                          (n)           The Borrower fails to have (i) Funded Debt on January 2, 2009 of less than $44,872,006.67; (ii) an average “Borrowing Availability” (as defined in the First Lien Credit Agreement) over the four weekly measurement periods immediately preceding December 31, 2008 of at least $5,000,000, (iii) a Leverage Ratio for Holdings and its Subsidiaries on a consolidated basis (using Funded Debt as of January 2, 2009 and EBITDA as of the fiscal month ending nearest December 31, 2008) of less than 3.50x, or (iv) delivered to the Agent (A) the financial information necessary to determine EBITDA as of December 31, 2008 prior to the Liquidity Test Date and (B) a Compliance Certificate signed by a responsible officer of the Borrower in a form reasonably satisfactory to the Lenders demonstrating that no Event of Default exists under this clause (n).

(h) Annex A to the Credit Agreement is amended as follows:.

                                   (i)           The definitions of “Fifth Amendment Effective Date”, “Investment Banker”, “Liquidity Test Date”, “PIK Amount” and “PIK Interest” are added to Annex A in appropriate alphabetical order reading as follows:

“Fifth Amendment Effective Date” shall mean July 1, 2008.

“Investment Banker” shall mean an investment banking firm selected by the Credit Parties and reasonably acceptable to the Lenders.

“Liquidity Test Date” shall mean January 16, 2009.

“PIK Amount” has the meaning ascribed to it in Section 1.5(a).

“PIK Interest” has the meaning ascribed to it in Section 1.5(a).

                                   (ii)          The definitions of “Applicable Margins,” “Applicable Term Loan B Index Margin” and “Applicable Term Loan B LIBOR Margin” are hereby deleted from Annex A.

                                    (iii)         The definition of “Funded Debt” is amended by deleting the proviso at the end of such definition and replacing it with the following language:

“provided, that solely for the purposes of calculating the Leverage Ratio for periods ending on or before December 31, 2008 (other than with respect to the Leverage Ratio calculation required to determine compliance with Section 8.1(n)) there shall be added to Funded Debt (i) the net proceeds from any sale, transfer, conveyance, assignment or other disposition of any property other than as permitted by Section 6.8(a) or (b) and (ii) the net proceeds from any sale or offering of Holdings Stock after the Fifth Amendment Effective Date”

                                    (iv)          The definitions of “EBITDA”, “Interest Payment Date” and “Term Loan B Maturity Date” are hereby amended and restated in their entirety as follows:

“EBITDA” means, for any period, EBIT for such period, plus (i) all charges in such period for amortization of intangibles, depletion and depreciation, (ii) the amount of non-cash charges as the result of any grant to any Person of Stock or other non-cash consideration, (iii) actual fees and expenses incurred in connection with the Related Transactions (including, without limitation, forbearance fees paid prior to the effectiveness of the First Lien Loan Documents) as set forth in writing to Agent and acceptable to Agent in its sole discretion, (iv) charges related to the Levine Leichtman transaction, expenses associated with the audit process for the 2004, 2005 and 2006 Fiscal Years and severance costs paid to the former chief financial officer in each case in amounts reasonably acceptable to Agent, (v) charges recorded in the first Fiscal Quarter of 2008 (not to exceed $2,055,000 in the aggregate) related to the one time effect of (A) recording bad debt expense for certain accounts receivable from American Airlines and Vought and (B) recording the sale of the Montvale Property, (vi) actual costs and expenses incurred by the Investment Banker and any restructuring advisor hired by the Borrower along with charges related to implementing any plans or recommendations thereof in each case in amounts reasonably acceptable to the Lenders and (vii) non-recurring, extraordinary items set forth in writing to the Agent and acceptable to the Lenders in their sole discretion, in each case, to the extent deducted in determining Consolidated Net Income for such period.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) for any LIBOR Period greater than three months, the respective dates that fall every three months after the beginning of such LIBOR Period, (y) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (z) the Term Loan B Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement. The PIK Interest shall be payable in arrears as an increase in the principal amount of the Loans on the first day of each calendar month and at maturity without any further action on the part of Agent or the Credit Parties and such increased principal amount of the Loans shall be paid in full in connection with the repayment of the Loans.

“Term Loan B Maturity Date” means August 1, 2009.

                                    (v)           The first clause of the definition of “LIBOR Period” is hereby amended and restated as follows:

“means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:”

                    (i)             Annex E to the Credit Agreement is amended as follows:

                                    (i)           The second sentence of Clause (a) of Annex E is hereby amended and restated to read as follows:

“Such financial information shall be accompanied by (A) a statement in reasonable detail in the form attached hereto as Schedule I to Annex E (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis, and (B) a certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                                    (ii)           by inserting “(except as set forth in Section (r) of this Annex E)” immediately following “45 days” in the first sentence of Clause (b) and by amending and restating Clause (A) of the second sentence of Clause (b) to read as follows:

“(A) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis, and”

                                    (iii)           A new clause (r) is hereby added following clause (q) therein as follows:

“(r) Financial and Other Information Related to 2007 and 2008. To Agent, on or prior to September 15, 2008, such financial and other information required to be delivered pursuant to (i) clause (b) of Annex E with respect to the Fiscal Quarters ending on or about September 30, 2007, March 31, 2008 and June 30, 2008, and (ii) clause (d) of Annex E with respect to the Fiscal Year ending on or about December 31, 2007.”

                                    (iv)           A new Schedule I to Annex E is added at the end of Annex E, such Schedule I to read as Schedule I attached hereto.

                    (j)            Annex G to the Credit Agreement is amended and restated in its entirety by Annex A attached hereto.

          SECTION 3.     OTHER AGREEMENTS. In connection with the foregoing Amendments, the Borrower, the Lenders and the Agent hereby agree to the following:

                     (a)          The Lenders hereby waive any Default or Event of Default under the Credit Agreement arising prior to or existing as of the moment in time immediately prior to the Effective Date.

                     (b)          No principal payment will be required to be made by the Borrower pursuant to Section 1.1(b) on September 30, 2008. Notwithstanding the foregoing, such principal amount will remain outstanding and be added to the amount due on the Term Loan B Maturity Date.

                     (c)          Agent and the Lenders hereby consent as of the Effective Date to the amendment to the First Lien Credit Agreement pursuant to the Eighth Amendment thereto in the form attached as Exhibit A.

          SECTION 4.    REPRESENTATIONS AND WARRANTIES. To induce the Agent and the Lenders to enter into this Amendment, the Borrower makes the following representations and warranties to the Agent and the Lenders:

            (a)         The execution, delivery and performance of this Amendment by the Borrower: (a) is within the Borrower’s organizational power, (b) has been duly authorized by all necessary or proper corporate and shareholder action, (c) does not contravene any provision of the Borrower’s charter or bylaws or equivalent organizational documents, (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound, (f) does not result in the creation or imposition of any Lien upon any of the property of the Borrower other than those in favor of Agent pursuant to the Loan Documents, and (g) does not require the consent or approval of any Governmental Authority or any other Person.

(b) This Amendment has been duly executed and delivered by or on behalf of the Borrower.

            (c)         This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (d)         Other than as set forth on Schedule II hereto, no Default or Event of Default had occurred and was continuing immediately prior to the Effective Date. No “Default” or “Event of Default” (as such terms are defined in the First Lien Credit

Agreement) has occurred and is continuing after giving effect to the First Lien Credit Agreement Eighth Amendment.

          (e)          No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of the Borrower, threatened against the Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (a) which challenges the Borrower’s right, power, or competence to enter into this Amendment or perform any of its obligations under this Amendment or any other Loan Document, or the validity or enforceability of this Amendment or any other Loan Document or any action taken under this Amendment or any other Loan Document or (b) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of the Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

          (f)          The representations and warranties of the Borrower contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          SECTION 5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the date that Borrower, Agent and the Requisite Lenders shall have executed and delivered this Agreement; provided that Sections 2 and 3 hereof shall not become effective until the date (the “Effective Date”) when the following additional conditions have also been satisfied:

                    (a)          The First Lien Credit Agreement Eighth Amendment shall have been duly executed and delivered by the parties thereto and shall have become effective in accordance with the terms thereof and Agent shall have received a complete and correct copy of the First Lien Credit Agreement Eighth Amendment.

                    (b)          The Borrower shall have paid to the Agent for the benefit of the Lenders all fees and expenses currently due and payable under this Amendment or the Credit Agreement.

                     (c)          The Borrower shall have delivered to the Agent an executed copy of a reaffirmation of the Guaranties and Security Agreements executed by each of the Credit Parties other than the Borrower in form and substance acceptable to the Agent.

          SECTION 6. COSTS AND EXPENSES. Borrower agrees to pay all reasonable costs and expenses of Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn LLP, special counsel to Agent, as well as other attorney costs, independent public accountants and other outside experts retained by Agent in connection with the administration of this Amendment.

          SECTION 7. AMENDMENT FEE. Borrower agrees to pay to the Agent for the ratable benefit of the Lenders in accordance with their respective Pro Rata Shares as of the Effective Date a non-refundable amendment fee equal to $500,000 (the “Amendment Fee”), which

Amendment Fee shall be earned in full on the Effective Date and payable upon the earliest of the following: (i) August 1, 2009 or (ii) termination of the Credit Agreement in accordance with its terms. The Amendment Fee shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs or expenses payable pursuant to the Credit Agreement, this Amendment or pursuant to other agreements (including, without limitation, the Monroe Capital Fee Letter) or for acting in other capacities. Each of the Lenders reserves the right to allocate, in whole or in part, to its affiliates any and all of the fees payable to it hereunder in such manner as it shall agree in its sole discretion. The Borrower’s obligation to pay the Amendment Fee will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute the Borrower may have relating to any other matter.

          SECTION 8. REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

                    (a)          On and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement giving effect to this Agreement.

                    (b)         The Credit Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                    (c)         Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent under the Credit Agreement or the Loan Documents.

          SECTION 9.  EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          SECTION 10.          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED, IN ALL RESPECTCS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT AGENT, LENDERS AND THE BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. THE BORROWER EXPRESSLY SUBMITS AND

CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT THE BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          SECTION 11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

[signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

BUTLER SERVICE GROUP, INC.

By:	/s/ Antonio Mateo

Name: ANTONIO MATEO
Title: VICE PRESIDENT & TREASURER

MONROE CAPITAL MANAGEMENT ADVISORS LLC, in its individual capacity and as Agent

By:

Name:

Title:

Butler Service Group, Inc.
Signature Page to Fifth Amendment
to Second Lien Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

BUTLER SERVICE GROUP, INC.

By:

Name:

Title:

MONROE CAPITAL MANAGEMENT ADVISORS LLC, in its individual capacity and as Agent

By:	/s/ Mark Bohntinsky

Name: MARK BOHNTINSKY
Title: SVP

Butler Service Group, Inc.
Signature Page to Fifth Amendment
to Second Lien Credit Agreement

GARRISON FUNDING 2008-1 LTD.

By:	/s/ Joseph Tansey

Name: JOSEPH TANSEY
Title: PRESIDENT

MC FUNDING, LTD.
By: Monroe Capital Management, LLC, as Collateral Manager

By:

Name:

Title:

Butler Service Group, Inc.
Signature Page to Fifth Amendment
to Second Lien Credit Agreement

GARRISON FUNDING 2008-1 LTD.

By:

Name:

Title:

MC FUNDING, LTD.
By: Monroe Capital Management, LLC, as Collateral Manager
By:	/s/ Mark Bohntinsky

Name: MARK BOHNTINSKY
Title: SVP

Butler Service Group, Inc.
Signature Page to Fifth Amendment
to Second Lien Credit Agreement

ANNEX A

ANNEX G (Section 6.10)
to
CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                    (a)          Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed $3,000,000 in the aggregate in any Fiscal Year.

                    (b)          Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each period set forth below, a Fixed Charge Coverage Ratio of not less than the following:

l.05x for the Fiscal Quarter ending June 30, 2008
l.05x for the period of two (2) consecutive Fiscal Quarters ending September 30, 2008
l.05x for the period of three (3) consecutive Fiscal Quarters ending December 31, 2008
l.05x for each period of four (4) consecutive Fiscal Quarters ending March 31, 2009.
1.10x for each period of four (4) consecutive Fiscal Quarters ending thereafter.

                    (c)          Maximum Leverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each period set forth below, a Leverage Ratio of not more than the following:

7.00x for the Fiscal Quarter ending June 30, 2008;
6.50x for the Fiscal Quarter ending September 30, 2008;
6.00x for the Fiscal Quarter ending December 31, 2008;
3.50x for the Fiscal Quarters ending March 31, 2009 and June 30, 2009.

SCHEDULE I

COMPLIANCE CERTIFICATE

[See Attached]

Schedule I

FORM OF COMPLIANCE CERTIFICATE

____________, 20__

                    Please refer to the Second Lien Credit Agreement, dated as of August 29, 2007 (the “Credit Agreement”), among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, the Lenders party thereto and Monroe Capital Management Advisors LLC, as Agent (the “Agent”). Capitalized terms used herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies, in his or her capacity as the Chief Financial Officer of the Borrower, as follows:

                    (i)          Enclosed herewith is a copy of the [annual audited/quarterly/monthly] financial statements of the Borrower as at ____________ (the “Computation Date”), which statements present fairly in accordance with GAAP [(subject to normal year-end adjustments)] the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such [month and for that portion of the Fiscal Year then ended] [Fiscal Quarter and for that portion of the Fiscal Year then ended] [Fiscal Year] and any other information presented therewith is true, correct and complete in all material respects.

                    (ii)         No Default or Event of Default has occurred or is continuing as of the date of this certificate. [If a Default or Event of Default has occurred and is continuing, describe the nature thereof and all efforts undertaken to cure such Default or Event of Default.]

                    (iii)        The computations set forth on Schedule I attached hereto correspond to the ratios and/or financial restrictions contained in Annex G of the Credit Agreement and such computations are true and correct as at the Computation Date.

BUTLER SERVICE GROUP, INC.

By:

Name:

Title:

Schedule I to Compliance Certificate
Dated as of _____________

(a) – Maximum Capital Expenditures

A.	Capital Expenditures	$ ________

Maximum Allowed: 3,000,000 per Fiscal Year

	In Compliance	YES/NO

(b) – Minimum Fixed Charge Coverage Ratio

A.	EBITDA

	(i)	Consolidated Net Income	$ ________

	(ii)	Consolidated Interest Expense	$ ________

	(iii)	Deferred financing cost amortization	$ ________

	(iv)	Charges in period for federal, state and local income taxes	$ ________

	(v)	Sum of (A(i) – (iv))	$ ________

	(vi)	Extraordinary nonrecurring items of income or loss	$ ________

	(vii)	EBIT (A(v) minus A(vi))	$ ________

	(viii)	Charges in period for amortization of intangibles, depletion and depreciation	$ ________

	(ix)	Non-cash charges as the result of any grant of stock or other non-cash consideration	$ ________

	(x)	[Other agreed non-cash add backs]	$ ________

	(xi)	Non-recurring, extraordinary items deducted in determining A(i) for period	$ ________

	(xii)	Sum of (A(viii) – (xi))	$ ________

	(xiii)	EBITDA (A(vii) plus A(xii))	$ ________

B.	Fixed Charges

	(i)	Aggregate of all Interest Expense paid in cash	$ ________

	(ii)	Scheduled payments of principal of Indebtedness	$ ________

	(iii)	Capital Expenditures (excluding any financed portion thereof)	$ ________

	(iv)	Amount actually paid for federal state and local income taxes in period	$ ________

	(v)	Restricted Payments paid to anyone other than a Credit Party	$ ________

	(vi)	Sum of (B(i) – B(v))	$ ________

	(vii)	Tax Refunds Received	$ ________

	(viii)	Fixed Charges (B(vi) minus B(vii))	$ ________

C.	Fixed Charge Coverage Ratio

	(i)	Ratio of EBITDA (from A(xiii)) to Fixed Charges (from B(viii))

________ to ________

Maximum allowed:

[1.05][1.10] to 1.00

	In Compliance		YES/NO

(c) – Maximum Leverage Ratio

A.	Funded Debt

(i)

all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations, the First Lien Indebtedness and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons, but excluding, without duplication, unmatured obligations with respect to letters of credit, provided, that solely for periods ending on or before December 31, 2008 (other than with respect to the Leverage Ratio calculation required to determine compliance with Section 8.1(n)) there shall be added to Funded Debt (i) the net proceeds from any sale, transfer, conveyance, assignment or other disposition of any property other than as permitted by Section 6.8(a) or (b) and (ii) the net proceeds from any sale or offering of Holdings Stock after the Fifth Amendment Effective Date

$ ________

B.	EBITDA (from (b)A(xiii))	$ ________

C.	Leverage Ratio

(i) Ratio of Funded Debt (A(i)) to EBITDA (B)

________ to ________

Maximum Allowed:

[7.00][6.50][6.00][3.50] to 1.00

	In Compliance	YES/NO

SCHEDULE II

DEFAULTS AND EVENTS OF DEFAULT

Defaults or Events of Default as a result of failure to comply with:

Section (b) of Annex E to the Credit Agreement with respect to the Fiscal Quarters ending on or about September 30, 2007 and March 31, 2008.

Section (d) of Annex E to the Credit Agreement with respect to the Fiscal Year ending on or about December 31, 2007.

Sections (b) and (c) of Annex G to the Credit Agreement with respect to the Fiscal Quarter ending on or about March 31, 2008.

Sections (b) and (c) of Annex G to the Credit Agreement with respect to the Fiscal Quarter ending on or about June 30, 2008.

Section (d) of Annex G to the Credit Agreement.

          Inadvertent Non-Compliance with Annex E - In general, Butler believes it has complied with all other provisions of Annex E. However, Butler may have inadvertently failed to meet certain time deadlines set forth therein. Butler has not received notice of any such non-compliance.